Exhibit 99.1

Iridex Announces Preliminary Operational and Financial Results for Fourth Quarter and Full Year 2025

Demonstrating continued revenue growth, operational efficiencies and positive cash flow

MOUNTAIN VIEW, Calif., Jan. 12, 2026 – Iridex Corporation (Nasdaq: IRIX), a worldwide leader providing innovative and versatile laser-based medical systems, delivery devices, and procedure probes for the treatment of glaucoma and retinal diseases, today announced preliminary unaudited operational and financial results for the fourth quarter and full year ended January 3, 2026.

Fourth Quarter 2025 Results

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Total revenue is expected to be between $14.6 million and $14.8 million compared to $12.7 million in the prior year quarter, representing year-over-year growth between 15% and 17%
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Achieved positive cash flow in the fourth quarter
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Sold 15,800 Cyclo G6® probes compared to 13,300 in the prior year quarter
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Sold 44 Cyclo G6 Glaucoma Laser Systems, compared to 47 in the prior year quarter

Full Year 2025 Results

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Total revenue is expected to be between $52.5 million and $52.7 million compared to $48.7 million in 2024, representing year-over-year growth of 8%
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The company expects to achieve positive adjusted EBITDA in 2025
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Sold 57,700 Cyclo G6® probes, compared to 55,400 in the prior year
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Sold 133 Cyclo G6® Glaucoma Laser Systems compared to 125 in the prior year

“In 2025, we strengthened our financial position through focused cost reductions, gross margin expansion, and improved commercial efficiency, and increased probe sales,” said Patrick Mercer, President and CEO of IRIDEX. “When we set and communicated our goals for 2025, we were clear about what we intended to accomplish—and in 2025 we delivered. The actions we took drove a fifth consecutive quarter of year-over-year revenue growth, reduced operating expenses, and improved adjusted EBITDA. We achieved positive cash flow in the fourth quarter of 2025, and we expect to achieve positive adjusted EBITDA for the full year 2025.”

These preliminary results are based on management's initial analysis of operations for the quarter and year ended January 3, 2026, and are subject to the completion of the Company’s year-end financial reporting processes, further internal review, potential adjustments, and audit by the Company's external auditors.

About Iridex Corporation

Iridex Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated laser treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. Iridex’s current product line is used for the treatment of glaucoma and diabetic macular edema (DME) and other retinal diseases. Iridex products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the Iridex website at www.iridex.com.

MicroPulse® is a registered trademark of Iridex Corporation, Inc. in the United States, Europe and other jurisdictions. © 2025 Iridex Corporation. All rights reserved.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning continued revenue growth, operational efficiencies, positive cash flow, and financial and operating results. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks further described in the “Risk Factors” section of Iridex’s most recent Annual Report on Form 10-K, as well as in Iridex’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact

Philip Taylor

Gilmartin Group

investors@iridex.com